Supplement no. 1 to prospectus supplement dated December 11, 2006 and prospectus dated December 11, 2006

Filed Pursuant to Rule 424(b)(7).
A filing fee of $1,273.20, calculated in accordance with
Rule 457(r), has been transmitted to the SEC in connection with the securities offered from the registration statement (File No. 333-139230)
by means of this supplement to the prospectus supplement.

0.75% Convertible Senior Notes due 2011
1.00% Convertible Senior Notes due 2013
Common Stock

This supplement no. 1 to the prospectus supplement dated December 11, 2006 and prospectus dated December 11, 2006 relates to the resale by certain selling securityholders of our 0.75% Convertible Senior Notes due 2011 and 1.00% Convertible Senior Notes due 2013, which we refer to as the notes, and the shares of our common stock issuable upon conversion of the notes.

You should read this supplement no. 1 in conjunction with the prospectus supplement dated December 11, 2006 and the prospectus dated December 11, 2006, which should be delivered in conjunction with this supplement no. 1. This supplement no. 1 is not complete without, and may not be delivered or used except in conjunction with, the prospectus and prospectus supplement, including any amendments or supplements to them. This supplement no. 1 is qualified by reference to the prospectus supplement and the prospectus, except to the extent that the information provided by this supplement no. 1 supersedes or supplements certain information contained in the prospectus supplement.

Investing in the notes and the common stock issuable upon conversion of the notes involves risk. See “Risk Factors” beginning on page S-4 of the prospectus supplement dated December 11, 2006.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this supplement no. 1, the prospectus supplement dated December 11, 2006 or the prospectus dated December 11, 2006. Any representation to the contrary is a criminal offense.

This supplement no. 1 constitutes the offer by the selling securityholders named below of $317,522,000 principal amount of our 0.75% Convertible Senior Notes due 2011, $360,481,000 principal amount of our 1.00% Convertible Senior Notes due 2013 and the shares of our common stock issuable upon conversion of those notes.

The table under the caption “Selling Securityholders” beginning on page S-44 of the prospectus supplement is hereby:

•	supplemented by adding to it the information regarding certain selling securityholders set forth in the table entitled “Additional Selling Securityholders” below; and

•	amended by replacing the information in the prospectus supplement regarding the selling securityholders identified in the table entitled “Revised Information Regarding Selling Securityholders” below with the information set forth in the table entitled “Revised Information Regarding Selling Securityholders” below.

We prepared these tables based on information supplied to us by the selling securityholders named in the tables below on or prior to January 30, 2007. Information about the selling securityholders may change over time.

We have assumed for purposes of the tables below that the selling securityholders will sell all of the notes and all of the common stock issuable upon conversion of the notes pursuant to this supplement no. 1, the prospectus supplement and the prospectus, and that any other shares of our common stock beneficially owned by the selling securityholders will continue to be beneficially owned.

Except as set forth in the prospectus supplement dated December 11, 2006 and below, none of the selling securityholders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates.

The selling securityholders identified below may have sold, transferred or otherwise disposed of, pursuant to transactions exempt from the registration requirements of the Securities Act of 1933, as amended, all or a portion of their notes since the date on which they provided the information regarding their notes.

SELLING SECURITYHOLDERS

ADDITIONAL SELLING SECURITYHOLDERS

						Number of
	Principal		Principal		Number of	Shares of	Natural
	Amount of	Percentage	Amount of	Percentage	Shares of	Common Stock	Person(s)
	2011 Notes	of 2011	2013 Notes	of 2013	Common Stock	Beneficially	with
	Beneficially	Notes	Beneficially	Notes	Issuable that	Owned	Voting or
Name of Selling	Owned and	Outstanding	Owned and	Outstanding	May Be	After the	Investment
Securityholder(1)	Offered (USD)	(%)	Offered (USD)	(%)	Offered(2)(3)	Offering(4)	Power

Ace Tempest Reinsurance Ltd.(++)	1,310,000	*	—	—	68,506	—	(17)
American Skandia Trust	1,750,000	*	—	—	91,516	—	Maren Lindstrom
Banc of America Securities LLC(+)	3,410,000	*	10,000,000	1%	701,277	—	(7)
Black River Convertible Bonds and Derivatives Fund Limited	8,000,000	*	—	—	418,360	—	William Schatten
Calamos Global Opportunities Fund LP	315,000	*	—	—	16,472	—	Nick Calamos
Canyon Capital Arbitrage Master Fund, Ltd.(++)	33,425,000	3%	—	—	1,747,963	—	(58)
Canyon Value Realization Fund, L.P.(++)	15,280,000	1.4%	—	—	799,069	—	(59)
Canyon Value Realization MAC 18 Ltd.(++)	2,865,000	*	—	—	149,825	—	(60)
CQS Convertible and Quantitative Strategies Master Fund Limited	—	—	29,000,000	2.9%	1,516,557	—	Adam Smith, Blair Gauld, Dennis Hunter, Karla Bolden, Jim Rogers
Credit Suisse Securities (USA) LLC(+)	1,500,000	*	790,000	*	119,755	—	(7)
Ellington Overseas Partners, LTD	—	—	1,000,000	*	52,295	—	(18)
Focused SICAV — Convert Global (EUR)	22,500,000	2.0%	—	—	1,176,639	—	Andreas Jacobs, Dirk Spiegel, Gilbert Schintgen and Aloyse Hemmen
Froley Revy Alternative Strategies	450,000	*	—	—	23,532	—	Ann Houlihan
Fuji US Income Open	1,000,000	*	—	—	52,295	—	Maren Lindstrom
GMIMCO Trust	—	—	60,000	—	3,137	—	(7)
Henderson Global Equity Multi-Strategy Master Fund Limited	5,000,000	*	—	—	261,475	—	Robert Villiers
Henderson North American Equity Multi-Strategy Master Fund Limited	1,250,000	*	—	—	65,368	—	Robert Villiers
JP Morgan Securities Inc.(+)	19,500,000	1.8%	34,200,000	3.4%	2,808,246	—	(7)
Lehman Brothers Inc.(+)	1,000,000	*	18,000,000	1.8%	993,606	—	(7)
LCM Active Income Fund	1,000,000	*	—	—	52,295	—	K.C. Nelson, Rich DeMatteo,
Linden Capital LP	47,000,000	4.3%	5,000,000	*	2,719,344	—	Siu Min Wong

						Number of
	Principal		Principal		Number of	Shares of	Natural
	Amount of	Percentage	Amount of	Percentage	Shares of	Common Stock	Person(s)
	2011 Notes	of 2011	2013 Notes	of 2013	Common Stock	Beneficially	with
	Beneficially	Notes	Beneficially	Notes	Issuable that	Owned	Voting or
Name of Selling	Owned and	Outstanding	Owned and	Outstanding	May Be	After the	Investment
Securityholder(1)	Offered (USD)	(%)	Offered (USD)	(%)	Offered(2)(3)	Offering(4)	Power

Lord Abbett Series Fund — Bond Debenture Portfolio	1,000,000	*	—	—	52,295	—	Maren Lindstrom
Lyxor/Canyon Capital Arbitrage Fund Ltd.	4,775,000	*	—	—	249,709	—	(61)
Lyxor/Canyon Value Realization Fund Ltd.	2,000,000	*	—	—	110,290	—	(62)
Merrill Lynch Insurance Group Bond Debenture Portfolio	50,000	*	—	—	2,614	—	Maren Lindstrom
Met Investor Series Trust — Bond Debenture	4,000,000	*	—	—	209,180	—	Maren Lindstrom
Morgan Stanley & Co. Incorporated(+)	5,000,000	*	48,085,000	4.8%	3,290,523	—	(7)
National Railroad Retirement Investment Trust(++)	1,965,000	*	—	—	102,759	—	(17)
NYC Teacher’s Variable Annuity Fund	1,500,000	*	—	—	78,442	—	Maren Lindstrom
Oakwood Healthcare Inc. — Professional Liability	20,000	*	—	—	1,045	—	Nick Calamos
Oakwood Healthcare Inc. — Working Capital	62,000	*	—	—	3,242	—	Nick Calamos
Old Lane Cayman Master Fund LP	625,000	*	26,627,000	2.7%	1,425,145	—	Jonathan Barton
Old Lane HMA Master Fund LP	154,000	*	6,365,000	*	340,911	—	Jonathan Barton
Old Lane US Master Fund LP	221,000	*	9,508,000	*	508,778	—	Jonathan Barton
Platinum Grove Contingent Capital Master Fund	12,500,000	1.1%	8,000,000	*	1,072,048	—	Yan Vtorov
Ramius Master Fund, Ltd.	2,883,000	*	—	—	150,766	—	(98)
RCG Halifax Fund, Ltd.	737,000	*	—	—	38,541	—	(99)
RCG Latitude Master Fund, Ltd.	10,795,000	*	—	—	564,525	—	(100)
Redbrick Capital Master Fund, Inc.	—	—	35,000,000	3.5%	1,830,328	—	Tony Morgan, Jeff Baum
RHP Master Fund, Ltd.	5,000,000	*	—	—	522,950	—	(13)
Royal Bank of Canada(++)	—	—	25,000,000	2.5%	1,307,377	—	(7)
Southwest Securities Inc.(+)	—	—	123,000	*	6,432	—	(7)
The Canyon Value Realization Fund (Cayman), Ltd.	39,155,000	3.6%	—	—	2,047,614	—	(63)
Topaz Fund(++)	—	—	5,000,000	*	261,475	—	Robert Marx
Tribeca Convertible LP(++)	15,000,000	1.4%	32,000,000	3.2%	2,457,869	—	(7)
Trust for the Defined Benefit Plans of ICI American Holdings, Inc.(++)	530,000	*	—	—	27,716	—	(17)
UBS (LUX) Bond SICAV Convert Global USD B	525,000	*	—	—	27,454	—	Andreas Jacobs, Dirk Spiegel, Gilbert Schintgen and Aloyse Hemmen
UBS (LUX) IF Global Convertible Bonds	17,500,000	1.6%	—	—	915,164	—	Andreas Jacobs, Dirk Spiegel, Gilbert Schintgen and Aloyse Hemmen
UBS O’Connor LLC F/B/O O’Connor Global Convertible Arbitrage Master Limited(++)	10,692,000	*	6,490,000	*	898,534	—	(9)
Victory Capital Management as Agent for the Charitable Convertible Securities Fund	—	—	450,000	*	23,532	—	(7)
Victory Capital Management as Agent for the EB Convertible Securities Fund	—	—	1,050,000	*	54,909	—	(7)
Victory Capital Management as Agent for the Key Trust Convertible Securities Fund	—	—	235,000	*	12,289	—	(7)
Victory Capital Management as Agent for the Victory Convertible Fund	—	—	625,000	*	32,684	—	(7)

						Number of
	Principal		Principal		Number of	Shares of	Natural
	Amount of	Percentage	Amount of	Percentage	Shares of	Common Stock	Person(s)
	2011 Notes	of 2011	2013 Notes	of 2013	Common Stock	Beneficially	with
	Beneficially	Notes	Beneficially	Notes	Issuable that	Owned	Voting or
Name of Selling	Owned and	Outstanding	Owned and	Outstanding	May Be	After the	Investment
Securityholder(1)	Offered (USD)	(%)	Offered (USD)	(%)	Offered(2)(3)	Offering(4)	Power

Victory Capital Management as Investment Manager for Health Foundation of Greater Cincinnati	—	—	235,000	*	12,289	—	(7)
Victory Capital Management as Investment Manager for Georgia Firefighters Pension T8YM	—	—	420,000	*	21,963	—	(7)
Victory Capital Management as Investment Manager for Potlatch	—	—	795,000	*	41,574	—	(7)
Wachovia Securities International LTD(+)	2,500,000	*	—	—	130,737	—	(7)
Xavex Convertible Arbitrage 5	1,085,000	*	—	—	56,740		(101)

REVISED INFORMATION REGARDING SELLING SECURITYHOLDERS

									Number of
							Number of		Shares of
				Principal			Shares of		Common
	Principal		Percentage	Amount of		Percentage	Common		Stock
	Amount of		of 2011	2013 Notes		of 2013	Stock		Beneficially	Natural
	2011 Notes		Notes	Beneficially		Notes	Issuable that		Owned	Person(s)
Name of Selling	Beneficially Owned		Outstanding	Owned and		Outstanding	May Be		After the	with Voting or
Securityholder(1)	and Offered (USD)		(%)	Offered (USD)		(%)	Offered(2)(3)		Offering(4)	Investment Power

Alcon Laboratories	—		—	719,000	(64)	*	37,600	(65)	—	Tracy Maitland
Argent Classic Convertible Arbitrage Fund L.P.	—		—	8,930,000	(23)	*	466,995	(24)	—	Nathaniel Brown and Robert Richardson
Aristeia International Limited	30,800,000		2.8%	62,195,000	(19)	6.2%	4,863,182	(20)	—	(5)
Aristeia Partners LP	4,200,000		*	7,805,000	(21)	*	627,802	(22)	—	(6)
Arlington County Employees Retirement System	—		—	1,031,000	(66)	*	53,916	(67)	—	Tracy Maitland
Attorney’s Title Insurance Fund	250,000	(25)	*	—		—	13,073	(26)	—	Ann Houlihan
Baptist Health of South Florida	—		—	945,000	(27)	*	49,418	(28)	—	(12)
British Virgin Islands Electricity Corporation	—		—	18,000	(68)	*	941	(69)	—	Tracy Maitland
British Virgin Islands Social Security Board	—		—	238,000	(70)	*	12,446	(71)	—	Tracy Maitland
Chrysler Corporation Master Retirement Trust(++)	5,595,000	(29)	*	—		—	292,591	(30)	—	(17)
City University of New York	—		—	206,000	(72)	*	10,772	(73)	—	Tracy Maitland
Delaware Public Employees Retirement System(++)	4,165,000	(31)	*	—		—	217,809	(32)	—	(17)
Delta Pilots Disability & Survivorship Trust — CV(++)	680,000	(33)	*	—		—	35,560	(34)	—	(17)
Ellsworth Fund Ltd.	—		—	1,000,000	(14)	*	52,295		—	(7)
Engineers Joint Pension Fund	—		—	320,000	(14)	*	16,734		—	(12)
Grady Hospital	—		—	197,000	(74)	*	10,302	(75)	—	Tracy Maitland
Independence Blue Cross	—		—	936,000	(76)	*	48,948	(77)	—	Tracy Maitland
Jerome E. Hyman IRA	—		—	9,000	(78)	*	470	(79)	—	Tracy Maitland
Lord Abbett Bond Debenture Fund, Inc.	17,500,000	(35)	1.6%	—		—	915,164	(36)	—	Maren Lindstrom
Lord Abbett Investment Trust — LA Convertible Fund	3,785,000	(37)	*	—		—	197,936	(38)	—	Maren Lindstrom
Maurice Kent	—		—	27,000	(80)	*	1,411	(81)	—	Tracy Maitland
Nicholas Applegate U.S. Convertible Fund	—		—	1,575,000	(39)	*	82,364	(40)	—	(12)
Oakwood Assurance Company Ltd.	89,000	(41)	*	—		—	4,654	(42)	—	Nick Calamos

									Number of
							Number of		Shares of
				Principal			Shares of		Common
	Principal		Percentage	Amount of		Percentage	Common		Stock
	Amount of		of 2011	2013 Notes		of 2013	Stock		Beneficially	Natural
	2011 Notes		Notes	Beneficially		Notes	Issuable that		Owned	Person(s)
Name of Selling	Beneficially Owned		Outstanding	Owned and		Outstanding	May Be		After the	with Voting or
Securityholder(1)	and Offered (USD)		(%)	Offered (USD)		(%)	Offered(2)(3)		Offering(4)	Investment Power

Oakwood Healthcare Inc. — OHP	26,000	(43)	*	—		—	1,359	(44)	—	Nick Calamos
Oakwood Healthcare Inc. Pension	460,000	(45)	*	—		—	24,055	(46)	—	Nick Calamos
Occidental Petroleum	—		—	460,000	(82)	*	24,055	(83)	—	Tracy Maitland
OCM Global Convertible Securities Fund(++)	605,000	(47)	*	—		—	31,638	(48)	—	(17)
Police & Firemen of the City of Detroit	—		—	676,000	(84)	*	35,351	(85)	—	Tracy Maitland
Promutual	—		—	1,302,000	(86)	*	68,088	(87)	—	Tracy Maitland
Qwest Pension Trust(++)	1,335,000	(49)	*	—		—	69,813	(50)	—	(17)
Radcliffe SPC, Ltd for and on behalf of the Class A Convertible Crossover Segregated Portfolio	—		—	3,300,000	(56)	*	172,573			(57)
Russell Simmons A/C #3	—		—	33,000	(88)	*	1,725	(89)	—	Tracy Maitland
Russell Simmons IRA	—		—	4,000	(90)	*	209	(91)	—	Tracy Maitland
San Francisco Public Employees Retirement System	—		—	2,039,000	(92)	*	106,629	(93)	—	Tracy Maitland
SCI Endowment Care Common Trust Fund — Regions Bank(10)	300,000		*	—		—	15,688		—	Nick Calamos
SCI Endowment Care Common Trust Fund — US Bank, NA(11)	65,000		*	—		—	3,399		—	Nick Calamos
Steelhead Pathfinder Master, LP(15)	1,500,000		*	—		—	78,442		—	(16)
The Grable Foundation	—		—	101,000	(94)	*	5,281	(95)	—	Tracy Maitland
Trustmark	—		—	446,000	(96)	*	23,323	(97)	—	Tracy Maitland
UBS O’Connor LLC F/B/O O’Connor Global Convertible Arbitrage II Master Limited(++)(8)	1,308,000		*	760,000		*	108,175	(51)	—	(9)
UBS Securities LLC(+)	9,305,000	(52)	*	27,500,000		2.75%	2,958,485	(53)	—	(7)
UnumProvident Corporation(++)	805,000	(54)	*	—		—	42,097	(55)	—	(17)

(*)	Less than one percent (1%).

(+)	The selling securityholder is a registered broker-dealer.

(++)	The selling securityholder is an affiliate of a registered broker-dealer.

(1)	Information concerning other selling securityholders will be set forth in additional supplements to the prospectus supplement from time to time, if required.

(2)	Assumes conversion of all of the selling securityholder’s Notes at a conversion rate of 52.2951 shares of Common Stock per $1,000 principal amount of the Notes upon maturity. This conversion rate is subject to adjustment as described in “Description of the Notes — Adjustment to Conversion Rate” in the prospectus supplement dated December 11, 2006. As a result, the number of shares of Common Stock issuable upon conversion of the Notes may increase or decrease in the future. Excludes shares of Common Stock that may be issued by us upon the repurchase of the debentures as described under “Description of the Notes — Repurchase at the Option of the Holder Upon a Change in Control” in the prospectus supplement dated December 11, 2006 and fractional shares. Securityholders will receive a cash adjustment for any fractional share amount resulting from conversion of the Notes, as described in “Description of the Notes — Conversion Rights” in the prospectus supplement dated December 11, 2006.

(3)	Calculated based on Rule 13d-3(d)(i) of the Exchange Act. The number of shares of Common Stock beneficially owned by each securityholder named above is less than 1% of our outstanding common stock calculated based on 924,495,679 shares of common stock outstanding as of January 25, 2007. In calculating this amount for each securityholder, we treated as outstanding the number of shares of common stock issuable upon conversion of that securityholder’s Notes, but we did not assume conversion of any other securityholder’s Notes.

(4)	For purposes of computing the number and percentage of Notes and shares of common stock to be held by the selling securityholders after the conclusion of the offering, we have assumed for purposes of this table above that the selling securityholders named above will sell all of their Notes and all of the common stock issuable upon conversion of their Notes offered by this prospectus, and that any other shares of our Common Stock beneficially owned by these selling securityholders will continue to be beneficially owned.

(5)	Aristeia Capital LLC is the investment manager for Aristeia International Limited. Aristeia Capital LLC is jointly owned by Kevin Toner, Robert H. Lynch Jr., Anthony Frasella and William R. Techar.

(6)	Aristeia Advisors LLC is the general partner of Aristeia Partners LP. Aristeia Advisors LLC is jointly owned by Kevin Toner, Robert H. Lynch Jr., Anthony Frasella and William R. Techar.

(7)	Selling securityholder files periodic reports pursuant to the 1934 Securities Act or is an affiliate thereof.

(8)	Due to a scrivener’s error, this selling securityholder was incorrectly listed as UBS O’Connor LLC F/B/O O’Connor Global Arbitrage II Master Limited in the Prospectus Supplement dated December 11, 2006.

(9)	The selling securityholder is a fund which cedes investment control to UBS O’Connor LLC (the Investment Manager). The Investment Manager makes all the investment/voting decisions. UBS O’Connor LLC is a wholly-owned subsidiary of UBS AG which is listed and traded on the NYSE.

(10)	In the Prospectus Supplement dated December 11, 2006, these securities were listed under the selling securityholder name “SCI Endowment Care Common Trust Fund — National Fiduciary Services”.

(11)	In the Prospectus Supplement dated December 11, 2006, these securities were listed under the selling securityholder name “SCI Endowment Care Common Trust Fund — Wachovia Bank NA”.

(12)	This selling securityholder has delegated full investment authority to Nicholas-Applegate, as investment adviser, over these securities, including full dispositive power. The Chief Investment Officer of Nicholas-Applegate is Horacio A. Valeiras, CFA who, in such capacity, has oversight authority over all portfolio managers at Nicholas-Applegate. To the knowledge of Nicholas-Applegate, the securities listed herein were not acquired as compensation for employment, underwriting, or any other services performed by the selling security holder for the benefit of the issuer.

(13)	RHP Master Fund is a party to an investment management agreement with Rock Hill Investment Management, L.P., a limited partnership of which the general partner is RHP General Partner, LLC. Pursuant to such agreement, Rock Hill Investment Management directs the voting and disposition of shares owned by RHP Master Fund. Messrs. Wayne Bloch and Peter Lockhart own all of the interests in RHP General Partner. The aforementioned entities and individuals disclaim beneficial ownership of the Company’s Common Stock owned by RHP Master Fund.

(14)	Due to a scrivener’s error, the Notes held by this selling securityholder in the Prospectus Supplement dated December 11, 2006 was incorrectly listed as 2011 Notes.

(15)	In the Prospectus Supplement dated December 11, 2006, these securities were listed under the selling securityholder name “Steelhead Pathfinder Fund, LP”.

(16)	Steelhead Partners LLC; J. Michael Johnston and Brian K. Klein.

(17)	Oaktree Capital Management LLC (“Oaktree”) is the investment manager for the aggregate principal amount of registrable securities set forth opposite this selling securityholder’s name. Oaktree does not own any equity interest in this selling securityholder but has voting and dispositive power over the aggregate principal amount of registrable securities set forth next to this selling securityholders’ name. Lawrence W. Keele is a principal of Oaktree and is the portfolio manager for this selling securityholder. Mr. Keele, Oaktree and all employees and members of Oaktree disclaim beneficial ownership of the registrable securities held by all selling securityholders except for their pecuniary interest therein.

(18)	Ellington Management Group, LLC is the investment adviser of the selling security holder. Michael Vranos, as principal of Ellington Management Group, LLC, has voting and investment control of the securities offered hereby. Mr. Vranos disclaims beneficial ownership over the Registrable Securities except to the extent of any indirect ownership interest he may have in such securities through his economic participation in the selling security holder.

(19)	This amount reflects an increase of $40,195,000 from the amount of 2013 Notes previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(20)	This amount reflects an increase of 2,102,001 from the number of shares previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(21)	This amount reflects an increase of $4,805,000 from the amount of 2013 Notes previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(22)	This amount reflects an increase of 251,278 from the number of shares previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(23)	This amount reflects an increase of $40,000 from the amount of 2013 Notes previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(24)	This amount reflects an increase of 2,092 from the number of shares previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(25)	This amount reflects an increase of $150,000 from the amount of 2011 Notes previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(26)	This amount reflects an increase of 7,844 from the number of shares previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(27)	This amount reflects an increase of $65,000 from the amount of 2013 Notes previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(28)	This amount reflects an increase of 3,399 from the number of shares previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(29)	This amount reflects an increase of $95,000 from the amount of 2011 Notes previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(30)	This amount reflects an increase of 4,968 from the number of shares previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(31)	This amount reflects an increase of $1,925,000 from the amount of 2011 Notes previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(32)	This amount reflects an increase of 100,668 from the number of shares previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(33)	This amount reflects an increase of $10,000 from the amount of 2011 Notes previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(34)	This amount reflects an increase of 523 from the number of shares previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(35)	This amount reflects an increase of $7,500,000 from the amount of 2011 Notes previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(36)	This amount reflects an increase of 392,213 from the number of shares previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(37)	This amount reflects an increase of $850,000 from the amount of 2011 Notes previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(38)	This amount reflects an increase of 44,450 from the number of shares previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(39)	This amount reflects an increase of $1,115,000 from the amount of 2013 Notes previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(40)	This amount reflects an increase of 58,309 from the number of shares previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(41)	This amount reflects an increase of $10,000 from the amount of 2011 Notes previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(42)	This amount reflects an increase of 523 from the number of shares previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(43)	This amount reflects an increase of $3,000 from the amount of 2011 Notes previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(44)	This amount reflects an increase of 157 from the number of shares previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(45)	This amount reflects an increase of $105,000 from the amount of 2011 Notes previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(46)	This amount reflects an increase of 5,491 from the number of shares previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(47)	This amount reflects an increase of $10,000 from the amount of 2011 Notes previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(48)	This amount reflects an increase of 523 from the number of shares previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(49)	This amount reflects an increase of $35,000 from the amount of 2011 Notes previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(50)	This amount reflects an increase of 1,830 from the number of shares previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(51)	This amount reflects an increase of 68,401 from the number of shares previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(52)	This amount reflects an increase of $455,000 from the amount of 2011 Notes previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(53)	This amount reflects an increase of 23,795 from the number of shares previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(54)	This amount reflects an increase of $75,000 from the amount of 2011 Notes previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(55)	This amount reflects an increase of 3,922 from the number of shares previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(56)	This amount is in addition to the number of 2013 Notes previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(57)	Pursuant to an investment management agreement, RG Capital Management, L.P. (“RG Capital”) serves as the investment manager of Radcliffe SPC, Ltd.’s Class A Convertible Crossover Segregated Portfolio. RGC Management Company, LLC (“Management”) is the general partner of RG Capital. Steve Katznelson and

Gerald Stahlecker serve as the managing members of Management. Each of RG Capital, Management and Messrs. Katznelson and Stahlecker disclaims beneficial ownership of the securities owned by Radcliffe SPC, Ltd. for and on behalf of the Class A Convertible Crossover Segregated Portfolio.

(58)	Canyon Capital Advisors LLC is the investment fund advisor for Canyon Capital Arbitrage Master Fund, Ltd. and has the power to direct investments by Canyon Capital Arbitrage Master Fund Ltd. The managing partners of Canyon Capital Advisors LLC are Joshua S. Friedman, Mitchell R. Julis and K. Robert Turner. Canyon Capital Arbitrage Master Fund, Ltd. , is a Cayman Islands Exempted Company.

(59)	The general partners for Canyon Value Realization Fund, L.P. are Canpartners Investments III, L.P. Canyon Capital Advisors LLC is the General Partner of Canpartners Investments III. The managing partners of Canyon Capital Advisors LLC are Joshua S. Friedman, Mitchell R. Julis and K. Robert Turner.

(60)	Managed Accounts Limited is the parent company of Canyon Value Realization MAC 18 Ltd. Canyon Capital Advisors LLC is the investment advisor for Canyon Value Realization MAC 18 Ltd. and has the power to direct investments. The managing partners of Canyon Capital Advisors LLC are Joshua S. Friedman, Mitchell R. Julis and K. Robert Turner. Canyon Value Realization MAC 18 Ltd. is a Limited Liability Cayman Islands company.

(61)	Canyon Capital Advisors LLC is the investment advisor for Lyxor/Canyon Capital Arbitrage Fund Ltd. and has the power to direct investments by Lyxor/Canyon Capital Arbitrage Fund Ltd.. The managing partners of Canyon Capital Advisors LLC are Joshua S. Friedman, Mitchell R. Julis and K. Robert Turner.

(62)	Canyon Capital Advisors LLC is the investment advisor for Lyxor/Canyon Value Realization Fund Ltd. and has the power to direct investments by Lyxor/Canyon Value Realization Fund Ltd. The managing partners of Canyon Capital Advisors LLC are Joshua S. Friedman, Mitchell R. Julis and K. Robert Turner.

(63)	Canyon Capital Advisors LLC is the investment advisor for The Canyon Value Realization Fund (Cayman), Ltd. The managing partners of Canyon Capital Advisors LLC are Joshua S. Friedman, Mitchell R. Julis and K. Robert Turner. In addition, Joshua S. Friedman, Mitchell R. Julis and R. Christian B. Evenson own all of the ordinary shares of The Canyon Value Realization Fund (Cayman), Ltd., carrying full voting rights on all matters.

(64)	This amount reflects an increase of $168,000 from the amount of 2013 Notes previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(65)	This amount reflects an increase of 8,786 from the number of shares previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(66)	This amount reflects an increase of $241,000 from the amount of 2013 Notes previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(67)	This amount reflects an increase of 12,603 from the number of shares previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(68)	This amount reflects an increase of $4,000 from the amount of 2013 Notes previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(69)	This amount reflects an increase of 209 from the number of shares previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(70)	This amount reflects an increase of $56,000 from the amount of 2013 Notes previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(71)	This amount reflects an increase of 2,929 from the number of shares previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(72)	This amount reflects an increase of $48,000 from the amount of 2013 Notes previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(73)	This amount reflects an increase of 2,510 from the number of shares previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(74)	This amount reflects an increase of $46,000 from the amount of 2013 Notes previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(75)	This amount reflects an increase of 2,316 from the number of shares previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(76)	This amount reflects an increase of $185,000 from the amount of 2013 Notes previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(77)	This amount reflects an increase of 11,675 from the number of shares previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(78)	This amount reflects an increase of $2,000 from the amount of 2013 Notes previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(79)	This amount reflects an increase of 104 from the number of shares previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(80)	This amount reflects an increase of $6,000 from the amount of 2013 Notes previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(81)	This amount reflects an increase of 302 from the number of shares previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(82)	This amount reflects an increase of $109,000 from the amount of 2013 Notes previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(83)	This amount reflects an increase of 5,700 from the number of shares previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(84)	This amount reflects an increase of $125,000 from the amount of 2013 Notes previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(85)	This amount reflects an increase of 6,537 from the number of shares previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(86)	This amount reflects an increase of $304,000 from the amount of 2013 Notes previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(87)	This amount reflects an increase of 15,898 from the number of shares previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(88)	This amount reflects an increase of $7,000 from the amount of 2013 Notes previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(89)	This amount reflects an increase of 366 from the number of shares previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(90)	This amount reflects an increase of $1,000 from the amount of 2013 Notes previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(91)	This amount reflects an increase of 53 from the number of shares previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(92)	This amount reflects an increase of $478,000 from the amount of 2013 Notes previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(93)	This amount reflects an increase of 24,997 from the number of shares previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(94)	This amount reflects an increase of $19,000 from the amount of 2013 Notes previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(95)	This amount reflects an increase of 993 from the number of shares previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(96)	This amount reflects an increase of $91,000 from the amount of 2013 Notes previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(97)	This amount reflects an increase of 4,759 from the number of shares previously listed for this selling securityholder in the Prospectus Supplement dated December 11, 2006.

(98)	Ramius Advisors, L.L.C. (“Ramius Advisors”) is the investment advisor of Ramius Master Fund, Ltd. (“Ramius Master”) and consequently has voting control and investment discretion over securities held by Ramius Master. Ramius Capital Group, L.L.C. (“Ramius Capital”) is the sole member of Ramius Advisors and consequently Ramius Capital may be deemed to have voting control and investment discretion over securities held by Ramius Master. Ramius Capital disclaims beneficial ownership of the shares held by Ramius Master. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S & Co., L.L.C., the sole managing member of Ramius Capital. As a result, Messrs. Cohen, Stark, Strauss and Solomon may be considered beneficial owners of any shares deemed to be beneficially owned by Ramius Capital. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these shares.)

The investment advisor to Ramius Master Fund, Ltd. is Ramius Capital Group, L.L.C. An affiliate of Ramius Capital Group, L.L.C. is a NASD member. However, this affiliate will not sell any shares purchased in this offering by Ramius Master Fund, Ltd. and will receive no compensation whatsoever in connection with sales of shares purchased in this transaction.

(99)	Ramius Capital Group, L.L.C. (“Ramius Capital”) is the investment advisor of RCG Halifax Fund, Ltd. (“Halifax”) and consequently has voting control and investment discretion over securities held by Halifax. Ramius Capital disclaims beneficial ownership of the shares held by Halifax. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S & Co., L.L.C., the sole managing member of Ramius Capital. As a result, Messrs. Cohen, Stark, Strauss and Solomon may be considered beneficial owners of any shares deemed to be beneficially owned by Ramius Capital. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these shares.

The investment advisor to RCG Halifax Fund, Ltd. is Ramius Capital Group, L.L.C. An affiliate of Ramius Capital Group, L.L.C. is a NASD member. However, this affiliate will not sell any shares purchased in this offering by RCG Halifax Fund, Ltd. and will receive no compensation whatsoever in connection with sales of shares purchased in this transaction.

(100)	Ramius Capital Group, L.L.C. (“Ramius Capital”) is the investment advisor of RCG Latitude Master Fund, Ltd. (“Latitude”) and consequently has voting control and investment discretion over securities held by Latitude. Ramius Capital disclaims beneficial ownership of the shares held by Latitude. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S & Co., L.L.C., the sole managing member of Ramius Capital. As a result, Messrs. Cohen, Stark, Strauss and Solomon may be considered beneficial owners of any shares deemed to be beneficially owned by Ramius Capital. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these shares.

The investment advisor to RCG Latitude Master Fund, Ltd. is Ramius Capital Group, L.L.C. An affiliate of Ramius Capital Group, L.L.C. is a NASD member. However, this affiliate will not sell any shares purchased in this offering by RCG Latitude Master Fund, Ltd. and will receive no compensation whatsoever in connection with sales of shares purchased in this transaction.

(101)	Ramius Capital Group, L.L.C. (“Ramius Capital”) is the investment advisor of Xavex Convertible Arbitrage 5 Fund (“Xavex”) and consequently has voting control and investment discretion over securities held by Xavex. Ramius Capital disclaims beneficial ownership of the shares held by Xavex. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S & Co., L.L.C., the sole managing member of Ramius Capital. As a result, Messrs. Cohen, Stark, Strauss and Solomon may be considered beneficial owners of any shares deemed to be beneficially owned by Ramius Capital. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these shares.

The investment advisor to Xavex Convertible Arbitrage 5 Fund is Ramius Capital Group, L.L.C. An affiliate of Ramius Capital Group, L.L.C. is a NASD member. However, this affiliate will not sell any shares purchased in this offering by Xavex Convertible Arbitrage 5 and will receive no compensation whatsoever in connection with sales of shares purchased in this transaction.

Only selling securityholders that beneficially own the securities set forth opposite their respective names in the foregoing tables (including the tables included in the prospectus supplement) may sell such securities under the registration statement. Prior to any use of this supplement no 1. in connection with an offering of the notes and/or the underlying common stock by any holder not identified above, the prospectus dated December 11, 2006 and the prospectus supplement dated December 11, 2006 will be supplemented to set forth the name and other information about the selling securityholder intending to sell such notes and the underlying common stock.

The date of this supplement no. 1 is January 31, 2007